SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-3209170 (I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     On February 28, 2003, the Registrant and certain of its officers were named as defendants in a purported class action lawsuit filed in the United States District Court, Southern District of Florida, entitled Liu v. Credit Suisse First Boston Corporation et. al, Case Number 03-20459-Martinez/Dube. In that suit, the plaintiff alleged, among other things, fraud in connection with initial public offerings underwritten by Credit Suisse First Boston Corporation, including the Registrant’s initial public offering, and sought unspecified damages and rescission on behalf of the purported class.

     On June 19, 2003, the plaintiff filed an amended complaint in the above-referenced case, which, among other things, dismissed Registrant and its officers from the lawsuit without prejudice.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.

Date: June 25, 2003	By:	/s/ Thomas C. Hoster

Thomas C. Hoster